UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-12


                             WILLIAMS CONTROLS INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]   Fee paid previously with preliminary materials.
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                             WILLIAMS CONTROLS, INC.

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                            Notice of Adjournment of
                     Annual and Special Shareholder Meeting
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The special shareholder meeting in lieu of the annual meeting for 2001 and an annual shareholder meeting for 2002 of Williams Controls, Inc., a Delaware corporation (the "Company"), initially convened on September 19, 2002, and continued on October 15, 2002, has been adjourned. The shareholder meeting shall be continued at the offices of the Company, located at 14100 SW 72nd Avenue, Portland, Oregon , on November 14, 2002, at 10:00 a.m. Pacific Standard Time, for the following purposes:

         1. To approve an amendment to the Company's Certificate of Incorporation increasing the number of the Company's authorized shares of common stock to 125,000,000; and

         2. To transact any other business that may properly come before the shareholder meeting.

The board of directors is not aware of any other business to come before the shareholder meeting.

Only shareholders of record on August 13, 2002, are entitled to notice of and to vote at the shareholder meeting or any adjournments of the meeting.



                                      By Order of the Board of Directors,

                                      /S/ DENNIS E. BUNDAY
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                                      Dennis E. Bunday
                                      Secretary and Chief Financial Officer

October 29, 2002
Portland, Oregon